EXHIBIT 23.2

              CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 13, 1997 included in the Registration Statement on Form S-1 of The Children's Place Retail Stores, Inc. (and to all references to our Firm) included in or made a part of this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

New York, New York

February  27, 1998